Exhibit 99.1


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                                          CNA Insurance In Touch With Business


FOR IMMEDIATE RELEASE
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MEDIA:      Charles M. Boesel, 312/822-2592
            Katrina W. Parker, 312/822-5167

ANALYSTS:   Donald P. Lofe, Jr., 312/822-3993
            Robert V. Deutsch, 312/822-4242

        CNA COMMENTS ON LOSS EXPOSURE FOR WORLD TRADE CENTER ATTACK;
                      FURTHER EXTENDS RIGHTS OFFERING



CHICAGO, ILLINOIS, September 14, 2001 - CNA Financial Corporation (NYSE: CNA) today reported its preliminary estimate of certain loss exposures relating to the September 11, 2001 attack on the World Trade Center in New York City. CNA does not believe that, net of anticipated reinsurance coverages, it has significant property damage exposure with regard to the World Trade Center or buildings in the immediate vicinity.

While it is too early to estimate precisely the financial impact on CNA of this tragedy, based on facts and circumstances currently known to it, management believes that CNA's potential exposure, for all lines of business except as noted below, could be in the range of $130 million to $230 million after tax ($200 million to $350 million pre-tax), net of anticipated reinsurance recoveries. The estimate also includes loss exposures in connection with the attack on the Pentagon and the air crash in Pennsylvania.

CNA is not able at this time to make any estimates for potential exposure concerning its general liability, individual life and business interruption coverages, which may be substantial. CNA believes that it has significant amounts of reinsurance coverage in relation to these losses.

Loss estimates are subject to considerable uncertainty, particularly in this instance in light of the short amount of time that has passed since the tragedy, the unknown nature of damage theories and amounts, and the fact that events surrounding the tragedy are still unfolding. CNA's financial condition and results of operations could be materially adversely affected by potential estimated and unestimated exposures concerning these events.

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CNA also announced that it is further extending the expiration time of its
Rights Offering to 5:00 p.m. New York City time on Thursday, September 20, 2001. The Rights Offering was to expire on Wednesday, September 19, 2001. Rights are expected to trade on the New York Stock Exchange under the symbol "CNA.RT" through Wednesday, September 19, 2001. If you desire to sell your rights through the Subscription Agent or take any other action that requires the issuance of a new rights certificate, the Subscription Agent must receive your rights certificate by 11:00 a.m., New York City time, on Monday, September 17, 2001. CNA intends to consider additional extensions of the Expiration Date for each trading day beyond Friday, September 14, 2001 that trading has not resumed on the New York Stock Exchange.

A copy of the prospectus relating to the Rights Offering may be obtained from Georgeson Shareholder Communications by calling (800) 223-2064, if you are not a bank or broker, or (212) 440-9800, if you are a bank or broker.

CNA is a leading insurance organization serving businesses and individuals with a broad range of insurance products and insurance-related services. Since 1897, CNA has built on a foundation of financial strength, stability and commitment to customers and business partners. Visit CNA at www.cna.com. CNA is a registered service mark, trade name, and domain name of CNA Financial Corporation.


                         FORWARD LOOKING STATEMENT


The statements contained in this press release, which are not historical facts, are forward-looking statements. When included in this press release, the words "believes," "expects," "intends," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements. Forward-looking statements, by their nature, are subject to a variety of risks and uncertainties that could cause actual results to differ materially from the results expected in the forward-looking statement. Many of these risks and uncertainties cannot be controlled by CNA Financial Corporation (the "Company"). Some examples of these risks and uncertainties are: general economic and business conditions; changes in financial markets such as fluctuations in interest rates, credit conditions and currency, commodity and stock prices; changes in foreign, political, social and economic conditions; regulatory initiatives and compliance with governmental regulations, judicial decisions and rulings; the impact of competitive products, policies and pricing; product and policy demand and market responses; development of claims and their impact on loss reserves; the performance of reinsurance companies under reinsurance contracts with the Company and its subsidiaries; results of financing efforts; changes in the composition of the loss reserves of the Company and its subsidiaries and the possibility of future increases in reserves; limitations upon the Company's ability to receive dividends from its insurance subsidiaries imposed by state regulatory agencies and minimum risk-based capital standards established by the National Association of Insurance Commissioners; the possibility of downgrades in the Company's or its subsidiaries' ratings by ratings agencies and changes in rating agency policies and practices; the actual closing of contemplated transactions and agreements; and various other matters and risks detailed in the Company's Securities and Exchange Commission filings. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.


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